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                       RESTRICTED STOCK AGREEMENT

       This Restricted Stock Agreement (the "Agreement") is entered into as of the 22nd day of May, 1996, by and between SUN TELEVISION AND APPLIANCES, INC., an Ohio corporation (the "Company") and Steven A. Martin (the "Executive").

                                    RECITAL

       The Company has agreed to employ the Executive as its Executive Vice President and Chief Financial Officer and Treasurer and the Executive has accepted such employment pursuant to an Employment Agreement dated as of May 22, 1996. Pursuant to that agreement, the Company has agreed to issue shares of its common stock to the Executive, as provided in this Agreement.

                                   AGREEMENT

 1. GRANT OF RESTRICTED STOCK. The Company hereby agrees to issue to the Executive sixteen thousand six hundred and sixty-seven (16,667) shares of the Company's common stock, $.01 par value (the "Restricted Shares"), subject to the terms and conditions set forth in this Agreement. The Company shall cause certificates for the Restricted Shares to be issued in the Executive's name as provided in Section 2 of this Agreement, and the Executive shall thereupon be a shareholder of the Company with respect to all of the Restricted Shares represented by each such certificate and shall have all of the rights of a shareholder with respect to the Restricted Shares, including the right to vote the Restricted Shares and to receive all dividends and other distributions paid with respect to the Restricted Shares; provided, however, that the Restricted Shares shall be subject to the restrictions hereinafter described. Certificates representing Restricted Shares shall be imprinted, in conspicuous type, with the following legend:

               THE SALE, EXCHANGE, TRANSFER, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE AND ANY INTEREST THEREIN IS RESTRICTED BY AN AGREEMENT DATED AS OF MAY 22, 1996 BETWEEN THE CORPORATION AND THE HOLDER, A COPY OF WHICH IS LOCATED AT THE OFFICE OF THE SECRETARY OF THE CORPORATION. THE SECRETARY OF THE CORPORATION WILL MAIL WITHOUT CHARGE TO A SHAREHOLDER, WITHIN FIVE DAYS AFTER WRITTEN REQUEST THEREFOR FROM SUCH SHAREHOLDER, A COPY OF SUCH AGREEMENT.

       Delivery of the certificates for Restricted Shares shall occur as soon as practicable.

 2. RESTRICTIONS. The Executive shall not sell, exchange, transfer, pledge, hypothecate or otherwise dispose of any legal or beneficial ownership interest in the Restricted Shares



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       otherwise than in the amounts and after the dates (each a
       "Vesting Date") determined as follows: The Restricted Shares shall become vested at the rate of 1/48 of such shares at the end of each month following the effective date.

       If the Executive is continuously employed by the Company on a full-time basis from the date of this Agreement through and including the last Vesting Date, or if the Executive's employment is terminated at any time prior to the last Vesting Date, unless such termination is either by the Company for cause or voluntarily by Executive, then all of the Restricted Shares shall vest and Executive, Executive's personal representative or the person or persons to whom his rights pass by will or the laws of descent and distribution may sell, exchange, transfer, pledge, hypothecate or otherwise dispose of the Restricted Shares without reference to the restrictions set forth in this Section (but subject, to the extent then applicable, to the restrictions set forth in
       Section 4) and shall be entitled to the reissuance of a stock certificate without the legend referred to in Section 1. If the Company's full-time employment of Executive should be terminated at any time prior to any Vesting Date either by the Company for Cause or voluntarily by Executive, then all of the Restricted Shares not vested prior to that Vesting Date shall be forfeited by the Executive and the certificate or certificates for such unvested Restricted Shares shall be delivered to the Company by the Executive for cancellation. As used herein, "cause" shall have the meaning ascribed to that term in Section 7 of the Employment Agreement.

 3.    REORGANIZATION OR CHANGE IN CONTROL.

(a) If shares of common stock of the Company should, as a result of a stock split, stock dividend, combination of shares or any other change, or exchange for other securities, by reclassification, reorganization, merger, consolidation, recapitalization or otherwise, be increased or decreased or changed into or exchanged for a different number or kind of shares of stock or other securities of the Company or of another corporation, the number of Restricted Shares shall be adjusted to reflect such action on the same basis as other shares of common stock of the Company then outstanding.

(b)    If, as a result of one of the events set forth in paragraph (a) of this
       Section 3, the Executive shall, as owner of the Restricted Shares, be entitled to new or additional or different shares of stock or securities, the certificate or certificates therefor, or other evidences of such new or additional or different shares or securities, shall be imprinted with the legends set forth in Sections 1 and 4, and all the provisions of this Agreement shall be applicable to such new or additional or different shares or securities to the extent applicable to the Restricted Shares.

(c) In the event of a "Change in Control" (as defined in Section 8 of the Employment Agreement), the restrictions described in Section 2 shall terminate and the Restricted Shares shall be freely transferrable by the Executive upon such Change in Control (but subject, to the extent then applicable, to the restrictions set forth in Section 4).

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 4.    SECURITIES  LAW COMPLIANCE.  The Executive understands that the
       Restricted Shares have not been registered under the Securities Act of 1933, as amended (the "Act") and are, therefore, "restricted securities" as that term is defined in Rule 144 of the Securities and Exchange Commission ("SEC"). The Executive further understands that, regardless of the termination of the Restricted Period and the vesting provisions set forth in Section 2, he may not sell or otherwise dispose of the Restricted Shares unless they are registered under the Act and any applicable state securities law or an exemption from such registration is available. The Executive therefore agrees that the certificate or certificates for the Restricted Shares delivered to him pursuant to this Agreement shall bear the following legend:

           THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER ANY
           STATE SECURITIES LAW AND MAY NOT BE SOLD OR OTHERWISE DISPOSED OF UNLESS THEY ARE SO REGISTERED OR UNLESS, IN THE OPINION OF COUNSEL ACCEPTABLE TO THE CORPORATION, AN EXEMPTION FROM THE REQUIREMENT FOR SUCH REGISTRATION IS AVAILABLE.

       The Executive further understands that, regardless of the status of the Shares as "Restricted Securities," restrictions on resale of the Shares may be applicable if he is an "affiliate" of the Company, as that term is used in Rule 144. The Executive agrees that he will advise the Secretary of the Company prior to any sale or other transfer of the Restricted Shares.

 5. WITHHOLDING TAXES. The Company shall have the right to require the Executive to remit to the Company, or to withhold from other amounts payable to the Executive, as compensation or otherwise, an amount sufficient to satisfy all federal, state and local withholding tax requirements.

 6. NO CONTRACT OF EMPLOYMENT. Nothing in this Agreement shall confer on the Executive any right to continue in the service of the Company or reduce, enlarge or modify the employment relationship between the Company and the Executive. The Restricted Shares and the Vesting Schedule shall not be affected by any change of duties or position as long as the Executive continues to be employed on a full-time basis by the Company.

 7. NOTICES. All notices required pursuant to this Agreement shall be in writing and shall be personally delivered or sent by registered or certified mail, postage prepaid, (a) if to the Company, at its principal office, Attn: Chairman of the Board; or (b) if to the Executive, to the Executive's last address on the personnel records of the Company.

8. GENERAL. This Agreement shall be construed as a contract under the laws of the State of Ohio, without reference to its choice of law rules. It may be executed in several counterparts, all of which shall constitute one agreement. It shall bind and benefit the parties and their

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       respective successors, assigns, heirs and legal representatives. No assignment of this Agreement, in whole or in part, may be made by any party hereto without the prior written consent of all of the other parties.

       IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

                                             SUN TELEVISION AND APPLIANCES, INC.

                                     By: /s/ JAMES R. COPITZKY
                                        ---------------------------------------

                                     Name: James R. Copitzky
                                          -------------------------------------

                                     Its: President
                                         --------------------------------------

                                     EXECUTIVE:

                                     /s/ STEVEN A. MARTIN
                                     ---------------------------------------
                                         Steven A. Martin


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